SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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CITIZENS COMMUNITY BANCORP, INC.

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CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Notice of Annual Meeting of Shareholders
to be held on March 28, 2017
The Annual Meeting of Shareholders of Citizens Community Bancorp, Inc., a Maryland corporation (the “Corporation” or “Citizens”), will be held at the Holiday Inn Eau Claire located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Thursday, March 28, 2017, at 4:00 p.m. local time, for the following purposes:

1	.	To elect Richard McHugh and Michael Swenson to serve on our Board of Directors, each for a three-year term.
2	.	To approve the ratification of the appointment of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending September 30, 2017.
3	.	To approve a non-binding advisory proposal on executive compensation.
4	.	To approve a non-binding advisory proposal on the frequency of future advisory votes on executive compensation.
5	.	To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Maryland corporation at their Annual Meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Shareholders of record at the close of business on January 11, 2017 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
Whether or not you plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your vote is important to ensure that a majority of our stock is represented. The prompt return of proxy cards will save the Corporation the expense of further requests for proxies to ensure a quorum at the meeting. If you send in your proxy card, you may still decide to attend the annual meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the annual meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.
If you have any questions or require assistance with voting your proxy card, please contact our proxy solicitor Regan & Associates at 800-737-3426.
By order of the Board of Directors
Stephen M. Bianchi,
President and CEO
Eau Claire, Wisconsin
January 25, 2017

CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Proxy Statement for the 2017 Annual Meeting of Shareholders
to be Held on March 28, 2017
Important Notice Regarding the Availability of Proxy Materials for the
2017 Annual Meeting of Shareholders to be Held on March 28, 2017:
The Notice of Annual Meeting, this Proxy Statement and the Accompanying Annual Report are Available on the Internet at: www.www.cstproxy.com/ccf/2017

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Community Bancorp, Inc. (the “Corporation” or “Citizens”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of Citizens for the purposes set forth in the accompanying Notice of Annual Meeting to be held on March 28, 2017 and any adjournments thereof. Only shareholders of record at the close of business on January 11, 2017 will be entitled to notice of and to vote at the Annual Meeting.

Our principal executive offices are located at 2174 EastRidge Center, Eau Claire, Wisconsin 54701. It is expected that this Proxy Statement and the form of Proxy will be mailed to shareholders on or about January 25, 2017.
GENERAL INFORMATION
Proxies and Voting Procedures
Shareholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker.

The shares represented by each validly executed proxy received by Citizens or its authorized agents in time will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are specified in a signed proxy returned to Citizens, the shares represented thereby will be voted FOR the election of the directors listed in the enclosed proxy card, FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending September 30, 2017, FOR the approval of the non-binding advisory proposal on executive compensation, and FOR an advisory vote on executive compensation to be held every three years. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment.

Shareholders may revoke proxies at any time before it is voted by giving us written notice or by a later executed proxy submitted by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by Citizens. Solicitation will be made primarily by use of the mail; however, some solicitation may be made by our employees, without additional compensation, by telephone, by facsimile or in person. We have also retained Regan and Associates to assist us with the solicitation of proxies for the Annual Meeting for a fee of not less than $6,000 plus a reasonable amount to cover the expenses of such solicitation firm.

Shareholders Entitled to Vote
Citizens common stock, $0.01 par value per share (the “Common Stock”), is the only class of voting security of Citizens Community Bancorp, Inc. Only shareholders of record at the close of business on January 11, 2017 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 5,261,170 shares of our Common Stock, entitled to one vote per share.

Quorum; Required Vote
A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Approval of the election of the nominee directors requires a plurality of the shares represented at the Annual Meeting, meaning that the two individuals receiving the largest number of votes are elected as directors. The ratification of the appointment of the independent registered public accounting firm and the non-binding advisory proposal on executive compensation require the affirmative vote of a majority of the outstanding shares cast, in person or by proxy, at the Annual Meeting by the holders of the Common Stock. The vote on the frequency of future advisory votes on executive compensation is non-binding and advisory, and if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the shareholders. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether the directors are elected or the other proposal is approved. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

Certain shares of our issued and outstanding Common Stock are held by participants in our 401(k) Profit Sharing Plan (the “401(k) Plan”). If you hold shares of our Common Stock in the 401(k) Plan, the trustee for the 401(k) Plan will vote the shares you hold through the plan as you direct. We will provide plan participants who hold Common Stock through the 401(k) plan with forms on which participants may communicate their voting instructions. In the event that a 401(k) Plan participant fails to give timely voting instructions to the trustee of the 401(k) Plan with respect to the voting of shares of our Common Stock at the Annual Meeting that are allocated to the participant in the 401(k) Plan, then the trustee shall vote such shares in such manner as directed by the Plan Administrator.
PROPOSAL 1:
ELECTION OF DIRECTORS
It is intended that shares represented by proxies in the enclosed form will be voted FOR the election of Richard McHugh and Michael Swenson to serve as directors for a three year term. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Accordingly, two directors are to be elected at the Annual Meeting to serve as Class II directors for a term of three years expiring at our annual meeting of shareholders in 2020. The continuing directors, the Class III and Class I directors, will serve until the annual meetings of shareholders in 2018 and 2019, respectively, and until their successors are duly elected and qualified.

As indicated below, all persons nominated by our Board of Directors are incumbent directors. We anticipate that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by our Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). As noted above, our directors are elected by a plurality of the votes cast by holders of our Common Stock, which means the individuals who receive the largest number of votes cast by holders of the Common Stock entitled to vote in the election of directors are elected as directors up to the maximum number of directors (two in the case of the Annual Meeting) to be chosen at the Annual Meeting.

Information with Respect to Nominees and Continuing Directors
Below is information as of the date of this proxy statement about each nominee for election to our Board of Directors at the Annual Meeting and each other director whose term continues after the Annual Meeting. The information presented includes information each nominee or continuing director has given Citizens about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. The information presented also includes a description for each director of the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as a director. Our Governance and Nomination Committee regularly evaluates the mix of experience, qualifications, attributes and skills of the Corporation’s directors using a matrix of areas that the Committee considers important for Citizens’ business. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led the Governance and Nomination Committee to the conclusion that the nominee should serve or continue to serve as a director, the Governance and Nomination Committee also considered the qualifications and criteria described below under “Corporate Governance Matters - Director Nominations” with the objective of creating a complementary mix of directors.
Board of Directors Recommendation
The Board of Directors recommends a vote FOR the election of Richard McHugh and Michael Swenson to serve as directors of Citizens for a three year term.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Nominees for election at the Annual Meeting (Class II):
RICHARD MCHUGH	74	1985
Mr. McHugh has served as the Chairman of our Board since 1988 and has been the majority owner and President of Choice Products USA, LLC for the past 34 years. Choice Products is engaged in the national distribution of products for the fundraising industry. The Chairman of the Board is not considered one of our officers or employees. Mr. McHugh is Chairman of the Governance and Nomination Committee and a member of the Audit Committee and Merger and Acquisition Committee of our Board of Directors. The Board of Directors benefits from Mr. McHugh’s leadership and business acumen in the Eau Claire community, as well as his tenure on the Board of Directors and in-depth knowledge of our business.

MICHAEL SWENSON	66	2011
Mr. Swenson has served as a member of our Board since May, 2011. Mr. Swenson retired in 2012. Prior to his retirement, Mr. Swenson was the President and CEO of Northern States Power Company - Wisconsin (an Xcel Energy Company and an electric and natural gas utility holding company) in Eau Claire, Wisconsin and had served as an engineer in various executive roles with Xcel Energy for over a decade. Mr. Swenson is Chairman of the Compensation Committee and a member of the Governance and Nomination Committee of our Board of Directors. The Board of Directors benefits from Mr. Swenson’s executive and leadership expertise all of which led to the conclusion that he should serve as a director of Citizens.

Incumbent Directors (Class III): BRIAN R. SCHILLING	62	1987
Mr. Schilling has served as a principal of Bauman Associates, Ltd., a certified public accounting firm, since 1990. Mr. Schilling previously served as the Managing Partner of Bauman Associates, Ltd. Mr. Schilling is a member of the Audit Committee and the Compensation Committee of our Board of Directors. Mr. Schilling is licensed as a CPA in Wisconsin and Minnesota and is a member of the American Institute of Certified Public Accountants. He is also a member of the Wisconsin Institute of Certified Public Accountants (“WICPA”), is a past member of WICPA’s board of directors and a past president of WICPA’s Northwest Chapter. The Board of Directors benefits from Mr. Schilling’s skills, leadership and operational experience related to accounting, tax and finance matters and his qualification as an “audit committee financial expert” under the Securities and Exchange Commission’s rules, all of which led to the conclusion that he should serve as a director of Citizens.

DAVID B. WESTRATE	73	1991
David B. Westrate’s diverse management experience with Fortune 500 corporations, the Federal Government, the United States Air Force, and his own companies, spans more than 45 years. In 1989, his marketing firm was named to INC Magazine’s “500 Fastest Growing Privately Held Companies in America.” Since 1996, Mr. Westrate has been involved in commercial and residential real estate and three startup enterprises. He has also served on several non-profit and ministry boards, and was involved in establishing two successful K-8 private schools. Mr. Westrate joined the Board of Citizens Community Federal N.A.'s predecessor, the Citizens Community Credit Union, in 1992, and was instrumental in converting the credit union to a publicly traded savings bank in 2004. He has been Chairman of our Audit Committee of our Board of Directors since 2006. In May 2016, Mr. Westrate was reassigned to our M&A Committee from our Compensation Committee. Mr. Westrate earned his BA and MA in economics, with postgraduate study in management at Loyola University in Chicago. This extensive business experience, both in other business ventures and with Citizens and its predecessors, all led to the conclusion that he should serve as a director of Citizens.

Incumbent Directors (Class I): TIMOTHY A. NETTESHEIM	60	2010
Mr. Nettesheim has served as our Vice Chairman of the Board since 2011, which is not considered one of our officers or employees. Mr. Nettesheim is an attorney with Husch Blackwell LLP, a law firm headquartered in Missouri, where Mr. Nettesheim has practiced law since April 2016, when Husch merged with Whyte Hirschboeck Dubek S.C., a law firm Mr. Nettesheim joined in December 2014. Formerly, Mr. Nettesheim was an attorney and a shareholder of Reinhart Boerner Van Deuren s.c. (“Reinhart”), a law firm headquartered in Milwaukee, Wisconsin, where Mr. Nettesheim practiced law for over 25 years. Mr. Nettesheim is a member of the Credit Committee and Chairman of the Merger and Acquisition Committee of our Board of Directors. The Board of Directors benefits from Mr. Nettesheim’s skills and professional experience related to corporate law and the financial services and the banking industry, all of which led to the conclusion that he should serve as a director of Citizens.

JAMES R. LANG	73	2012
Mr. Lang has over 40 year’s leadership experience in the financial service and manufacturing industries with an emphasis on strategic realignment, revenue enhancement, mergers and acquisitions and financial performance. Mr. Lang has been the owner and President of Advantech Manufacturing, Inc., a company engaged in the business of manufacturing products for the dry particle sizing industry, since April 1998. Additionally, Mr. Lang has held several executive positions at Firstar Bank. Most recently serving as Chairman, President and Chief Executive Officer at Firstar Bank Iowa, NA from April 1991 to April 1996. Mr. Lang is a member of the Compensation Committee, Merger and Acquisition Committee, Governance and Nomination Committee and Chairman of the Credit Committee of our Board of Directors and a Board Member Representative of the Asset Liability Committee. Mr. Lang brings to the Board of Directors substantial experience in the banking industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

(1)	Includes service as a director of Citizens Community Federal National Association (the "Bank") and its predecessors.

DIRECTOR COMPENSATION
General Information
Each of our non-employee directors, except our Chairman and Vice-Chairman, receives an annual retainer of $12,000.
Our Chairman receives an annual retainer of $18,000 and our Vice-Chairman receives an annual retainer of $14,000. Additionally, each director receives $1,000 for each Board meeting attended. In addition to the foregoing amounts, the members of our Compensation Committee, Audit Committee, Credit Committee, Governance and Nomination Committee and Merger and Acquisition Committee, as well as our Asset Liability Committee Board Member Representative, each receive an additional annual retainer of $3,000. Moreover, in fiscal 2016, the chairman of each of these Committees, each received an additional $1,000 per meeting for attendance at each Committee meeting, and each member other than the chairman receives $500 for attendance at each Committee meeting.

We historically maintained a Director Retirement Plan, which was terminated by the Board of Directors effective November 19, 2015. The Director Retirement Plan was an unfunded, non-contributory defined benefit plan, providing for supplemental pension benefits for our directors following their termination of service as a director of Citizens. Benefits were based on a formula that included each participant's past and future earnings and years of service with Citizens. This retirement plan was administered by our Compensation Committee, which selected participants in the plan. Non-employee directors McHugh, Westrate and Schilling were participants in the plan. Mr. Nettesheim, Mr. Swenson, and Mr. Lang were not participants in the plan. No benefits accumulated in the plan for fiscal 2016. As of September 30, 2016, the accumulated present value of the benefit accrued under this plan for each of Mr. McHugh, Mr. Westrate and Mr. Schilling was $238,244, $73,604 and $70,480 respectively. The increase in the actuarial present value calculation of each named director’s accumulated benefit under our Director Retirement Plan, used the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements for the applicable fiscal year. See the caption “Note 13 - Retirement Plans” in the Notes to our Consolidated Financial Statements in the fiscal 2016 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the "Commission") on December 29, 2016, and such information is incorporated herein by reference. Following the termination of the Director Retirement Plan by the Board of Directors, the accumulated benefit owing each eligible director as of such termination date was paid to the participating directors in two installments in December 2016 and January 2017.
Director Summary Compensation Table
The following table summarizes the director compensation for fiscal year 2016 for all of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)	Stock Awards (2)	Total ($)
Richard McHugh	$46,000	$—	$—	$46,000
David B. Westrate	$44,500	$—	$—	$44,500
Brian R. Schilling	$37,500	$—	$—	$37,500
Timothy A. Nettesheim	$42,500	$—	$—	$42,500
Michael L. Swenson	$39,500	$—	$—	$39,500
James R. Lang	$60,000	$—	$—	$60,000

(1)	For fiscal year 2016, there were no option awards granted.

(2)	For fiscal year 2016, there were no restricted stock awards granted.

DIRECTORS’ MEETINGS AND COMMITTEES
Directors and Director Attendance
Our Board of Directors held 12 meetings in fiscal 2016, and during fiscal 2016 all of our nominee and continuing directors attended at least 75% of the meetings of our Board of Directors and the committees thereof on which they served.
Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors meeting for a general discussion of relevant subjects. In fiscal 2016, the outside directors met in executive session at least two times in accordance with the requirements of the NASDAQ Stock Market. The committees of our Board of Directors consist of the Audit Committee, the Compensation

Committee, the Governance and Nomination Committee, the Credit Committee and the Merger and Acquisition Committee. The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during fiscal 2016:

	Audit	Compensation	Governance & Nominating	Credit	Merger & Acquisition
Number of Meetings	5	6	2	13	6
Name of Director:
David B. Westrate	X*				X
Richard McHugh	X		X*		X
Brian R. Schilling	X	X
Michael L. Swenson		X*	X
James R. Lang		X	X	X*	X
Timothy A. Nettesheim				X	X*

X = committee member; * = committee chairman
Audit Committee
The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and independent auditors; and (5) preparing the Audit Committee Report required to be included in this proxy statement. Our Audit Committee has the direct authority and responsibility to appoint, compensate, oversee and where appropriate, replace or retain the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. Brian R. Schilling qualifies as an “audit committee financial expert” based on his work experience and duties as a Principal of Bauman Associates, Ltd., a certified public accounting firm. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (the “Commission”) appears on page 9.
Compensation Committee
The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors,
(1) determines the compensation levels of our Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to bank wide incentive compensation plans and equity-based plans; and (3) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors. The Compensation Committee also administers our restricted stock, stock option and other stock incentive plans.
Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to: (1) review performance for the prior year under our Cash Bonus Plan for Executive Officers and Senior Managers, (2) determine awards under our 2008 Equity Incentive Plan and (3) set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.
Governance and Nominating Committee
The Governance and Nomination Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of shareholders; (3) developing and recommending to our Board of Directors a set of corporate governance principles applicable to Citizens and generally taking a leadership role in shaping the corporate governance of Citizens; and (4) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.

Credit Committee
The Credit Committee is appointed by the Board of Directors and reviews certain loan transactions of Citizens Community Federal N.A. The Committee’s purpose is to act on behalf of the Board in fulfilling the following responsibilities:
(1) oversight of the credit and lending strategies and objectives of the Bank; (2) oversight of the credit risk management of the Bank, including reviewing internal credit policies and establishing portfolio limits; and (3) reviewing the quality and performance of the Bank’s credit portfolio.
Merger and Acquisition Committee
The Merger and Acquisition Committee is appointed by the Board of Directors to assist the Board in reviewing and assessing potential acquisitions, de novo branching and other branch restructuring actions.
Charters of Committees
The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Governance and Nomination Committee. Citizens maintains a website at www.ccf.us. Citizens makes available on its website, free of charge, copies of each of these charters. Citizens is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
CORPORATE GOVERNANCE MATTERS
Director Independence
Our Board of Directors has reviewed the independence of our continuing directors and the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that each of the following directors is independent under those standards:

(1) Richard McHugh	(3) Brian R. Schilling
(2) David B. Westrate	(4) Michael L. Swenson
(5) James R. Lang
Mr. Nettesheim is not independent because Mr. Nettesheim was a shareholder of Whyte Hirschboeck until the firm merged with Husch Blackwell LLP in July 2016, at which point Mr. Nettesheim became a partner of Husch Blackwell. Whyte Hirschboeck and Husch Blackwell are law firms that have been retained by Citizens and its wholly owned subsidiary, Citizens Community Federal N.A., which collectively paid Whyte Hirschboeck and Husch Blackwell approximately $245,529 and $4,515 respectively in fees for legal services provided during the fiscal year ended September 30, 2016.
Board Leadership Structure
Citizens currently has separate persons serving as the Chief Executive Officer and as Chairman of the Board of Directors. Stephen M. Bianchi has served as the Chief Executive Officer of Citizens since June 2016 following the departure of our former Chief Executive Officer in May 2016. Richard McHugh has served as the Chairman of the Board since 1988. Mr. McHugh serves as our lead outside or independent director and is an independent director under the applicable standards of the NASDAQ Stock Market. Although the Board of Directors does not have a formal policy with respect to its leadership structure, we believe that currently separating the positions of Chief Executive Officer and Chairman serves as an effective link between management’s role of identifying, assessing and managing risks and the Board of Directors’ role of risk oversight. Although Citizens believes that the separation of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, combining these offices would serve our best interests and the best interests of our shareholders.
The Board’s Role in Risk Oversight
The role of our Board of Directors in Citizens’ risk oversight process includes receiving reports and presentations from members of our senior management on areas of material risk to Citizens, including operational, financial, legal and regulatory, strategic and reputational risks, and any measures taken or recommended by our management to mitigate risk.

The Board has authorized the Audit Committee to oversee and periodically review Citizens’ enterprise risk assessment and enterprise risk management policies to engage our management directly in carrying out this risk oversight function.
As noted above, our Audit Committee is responsible for assisting our Board of Directors with its oversight of enterprise risk assessment and enterprise risk management policies. In addition, the Board has delegated to our Compensation Committee oversight responsibility to ensure that compensation programs and practices of Citizens do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, Citizens (with the oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, we recognize that our goals cannot be fully achieved while avoiding all risk. The Compensation Committee (along with assistance from management) periodically reviews Citizen’s compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of Citizens and its shareholders. Based on its recently completed review of our compensation programs, the Compensation Committee concluded that Citizen’s incentive compensation policies for both executive and non-executive employees have not materially and adversely affected Citizens by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.
Director Nominations
We have a standing Governance and Nomination Committee. Based on the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards of the NASDAQ Stock Market.
The Governance and Nomination Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 or as is required by the Corporation’s Bylaws; (4) the name and address as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (5) the number of shares of our Common Stock which are owned beneficially or of record by such shareholder or such beneficial owner making the recommendation; (6) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons pursuant to which the nomination(s) are to be made; and (7) a representation that the recommending stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.
We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director. Shareholder recommendations will be considered only if received in accordance with the advance notice provisions contained in our Bylaws.
It is the policy of the Governance and Nomination Committee to consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Governance and Nomination Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Governance and Nomination Committee include:

•	business experience;

•	education;

•	integrity and reputation;

•	independence;

•	conflicts of interest;

•	diversity;

•	age;

•	number of other directorships and commitments;

•	tenure on the Board of Directors;

•	attendance at Board and committee meetings;

•	stock ownership;

•	specialized knowledge; and

•	commitment to the Corporation’s communities and shared values.
Communications between Shareholders and the Board of Directors
Our shareholders may communicate with the Board or any individual director by directing such communication to our Corporate Secretary at the address of our corporate headquarters, 2174 EastRidge Center, Eau Claire, Wisconsin 54701. Each such communication should indicate that the sender is a shareholder of the Corporation and that the sender is directing the communication to one or more individual directors or to the Board as a whole.
All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Citizens or our business or communications that relate to improper or irrelevant topics. Our Corporate Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about Citizens or where it is a stock-related matter.
Attendance of Directors at Annual Meetings of Shareholders
We do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our annual meeting of shareholders, but the Corporation does encourage its directors to attend its annual meeting. All of our directors attended the annual meeting of shareholders held on March 24, 2016.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. A copy of the Code of Business Conduct and Ethics is available free of charge by contacting Stephen M. Bianchi, our President and Chief Executive Officer, at
(715) 836-9994 and has been filed with the Commission as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which was filed with the Commission on December 23, 2010.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the NASDAQ Stock Market and the rules of the Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and Citizen’s independent registered public accounting firm is responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2016 with our management and with our independent registered public accounting firm;

•
discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

•	discussed with our independent registered public accounting firm without management present the auditor's independence.

Based on such review and discussions with management and with the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended September 30, 2016, for filing with the Commission.

AUDIT COMMITTEE:
David B. Westrate – Chairman
Richard McHugh
Brian R. Schilling
Fees of Independent Registered Public Accounting Firm
The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, during fiscal years 2016 and 2015.

Service Type	Fiscal Year Ended September 30, 2016	Fiscal Year Ended September 30, 2015
Audit Fees (1)	$252,223	$122,130
Audit Related Fees (2)	153,034	—
Tax Fees (3)	—	2,850
Total Fees Billed	$405,257	$124,980

(1)
Includes fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2016 and September 30, 2015; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; audit procedures in connection with the restatement of fiscal 2015 and 2014 financial statements; and consents and assistance with documents filed by Citizens with the Commission.

(2)
Consists of procedures related to the audit of fair value estimates and assumptions for purchased credit impaired loans and audit of the fiscal 2015 financial statements for the Community Bank of Northern Wisconsin (“CBN”) acquisition.

(3)	Consists of fees for services rendered related to tax compliance, tax advice and tax consultations as well as due diligence services.
The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Baker Tilly Virchow Krause, LLP.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee reviews and, if appropriate, approves non-audit service engagements in accordance with the terms of such policy, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non- audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered public accounting firm.
Each new engagement of our independent auditors to perform non-audit services set forth in the table above has been approved in advance by the Audit Committee pursuant to the foregoing procedures.
TRANSACTIONS WITH RELATED PERSONS
The Bank has a written policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Nettesheim was a shareholder of Whyte Hirschboeck until the firm merged with Husch Blackwell in July 2016, at which point Mr. Nettesheim became a partner of Husch Blackwell. Whyte Hirschboeck and Husch Blackwell are law firms that have been retained by Citizens and its wholly owned subsidiary, Citizens Community Federal N.A., which collectively paid Whyte Hirschboeck and Husch Blackwell approximately $245,529 and $4,515 respectively in fees for legal services provided during the fiscal year ended September 30, 2016. We believe that the amounts paid to Whyte Hirschboeck and Husch Blackwell are no greater than the fair market value of the services received.

OUR COMPENSATION PROCESS
The following section describes Citizen's fiscal 2016 executive compensation program. This analysis provides detailed compensation information for each of our named executive officers, or NEOs. For fiscal 2016, our NEOs are:

Name	Title
Stephen M. Bianchi	President and Chief Executive Officer
Edward H. Schaefer	Former President and Chief Executive Officer
Mark C. Oldenberg	Executive Vice President and Chief Financial Officer
Executive Summary
Fiscal 2016 Financial Highlights. Fiscal 2016 was a year of continued improvement in Citizens performance as illustrated by the following key results:

•	Citizens’ stock price increased from $8.84 per share at September 30, 2015 to $11.18 per share at September 30, 2016, an increase of 26.47%.

•	GAAP diluted earnings per share were $0.49 for fiscal 2016 compared to $0.54 for fiscal 2015. “Core” (non-GAAP) diluted earnings per share were $0.66 for fiscal 2016 compared to $0.62 for fiscal 2015.

	Twelve Months Ended
	September 30, 2016	September 30, 2015
	(Dollars in Thousands, except share data)
GAAP earnings before income taxes	$3,859	$4,420
Merger related costs (1)	701	—
Branch closure costs (2)	669	614
Core earnings before income taxes (3)	5,229	5,034
Provision for income tax on core earnings at 34%	1,778	1,712
Core earnings after income taxes (3)	$3,451	$3,322
GAAP diluted earnings per share, net of tax	$0.49	$0.54
Merger related costs, net of tax	0.09	—
Branch related costs, net of tax	0.08	0.08
Core diluted earnings per share, net of tax	$0.66	$0.62

Average diluted shares outstanding	5,257,304	5,239,942
(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense on the income statement.
(2) Branch closure costs include severance pay recorded in salaries and other benefits, accelerated depreciation expense and lease termination fees included in occupancy and other non-interest expense on the income statement.
(3) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.

•	Non-performing loans were $3.6 million, or 0.62% of total loans.

•
Net interest income was $20.1 million for fiscal 2016, an increase of $1.5 million, or 8.14% from $18.6 million for fiscal 2015, due to an increase in the level of interest earning assets related to the acquisition of CBN. Interest income increased to $25.1 million from $23.0 million, or 9.04% from fiscal 2015 to fiscal 2016.

Meanwhile, interest expense increased to $5.0 million from $4.4 million, or 12.82% from fiscal 2015 to fiscal 2016.

•	We paid an annual cash dividend in the amount of $0.12 per share for the fiscal year ended September 30, 2016 compared to $0.08 per share for the fiscal year ended September 30, 2015.

•
Total loans were $574.4 million at September 30, 2016, an increase of $123.9, or 27.51% from their levels at September 30, 2015. Total deposits were $557.7 million as of September 30, 2016, compared to $456.3 million at September 30, 2015, an increase of $101.4, or 22.22% from their levels at September 30, 2015. The increased loan and deposit balances largely relate to the CBN acquisition.

Non-GAAP Financial Measures
Non-GAAP financial measures are used where management believes it to be helpful in understanding the Company's results of operations or financial position and in comparing the Company's results of operations and financial position over different periods. Management believes that one-time expenses related to acquisition and branch closure costs, such as data processing termination fees, legal costs, severance pay, accelerated depreciation expense, lease termination fees and other costs are not organic costs to run our operations and facilities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.
Key Executive Compensation Actions. The compensation Committee took the following key actions in fiscal 2016:

•
Salaries: Mr. Bianchi was appointed as our President and Chief Executive Officer effective June 24, 2016, with a base salary of $300,000. For fiscal 2016, base salaries for Mr. Schaefer and Mr. Oldenberg remained constant with fiscal 2015 levels.

•
Incentive Compensation: Citizens granted stock options and restricted stock units to certain of its named executive officers and senior management team in fiscal 2016. Equity was awarded in recognition of Citizens performance, as well as the need to retain its executives and senior management and align their interests with the interest of our shareholders. Additionally, Messrs. Oldenberg and Schaefer received a cash bonus for fiscal 2016 in recognition of Citizens performance.

•
Equity Awards: In connection with Mr. Bianchi’s appointment as our President and Chief Executive Officer, Mr. Bianchi received 9,091 restricted stock awards, valued at $100,001 along with 20,000 options to purchase Company stock at an exercise price of $11.00. In addition, Mr. Oldenberg was granted 5,000 options in the Corporation as part of his compensation for fiscal 2016. The above equity awards vest pro rata over a five year period.

NEO Employment Agreements:
We entered into an executive employment agreement with Mr. Bianchi on June 24, 2016 and entered into a new employment agreement with M. Oldenberg effective January 1, 2017. A summary of the principal terms of these agreements is provided below under “Executive Compensation - Employment Agreements.”
Our Compensation Process
Citizens recognizes the importance of its employees in fulfilling its role as a successful business enterprise and a responsible corporate citizen. Our compensation philosophy is to compensate all employees (including our named executive officers) at a level sufficient to attract, motivate, and retain the talent we need to achieve or surpass the short-term and long- term goals set forth in our business plan, without promoting irresponsible behavior. Guided by this philosophy, the pay and benefits practices of Citizens reflect our vision and values, and the economic condition of the banking industry, and are built on a framework of pay-for-performance, comprehensive position evaluations, and market-competitiveness. Executive management, with approval of our Board of Directors, fulfills our responsibility to promote the best interests of Citizens through the execution of sensible compensation principles and practices.
Additionally, as described above under the Section “Corporate Governance Matters - The Board’s Role in Risk Oversight,” our Compensation Committee has primary oversight responsibility to ensure that our compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to reasonably appropriate controls.
Citizens’ compensation philosophy is created and sustained on core compensation principles. In determining compensation levels, we consider the key factors to be:

1.
We will not create incentives that foster inappropriate risk nor pay excessive compensation. No Citizens compensation plan, program, or practice will promote excessive risk taking or encourage behavior inconsistent with Citizens’ vision, mission, or strategy. We believe all of our compensation elements comply with appropriate banking regulations and sound compensation practices, which we believe neither pays excessive compensation nor encourages inappropriate risk taking.

2.
Citizens does not discriminate on the basis of race, gender, religion, national origin, veteran status, handicap, or sexual orientation in determining pay levels. Demonstrated performance, skills, commitment and results determine pay.

3.
Each pay grade and pay range will have a minimum, a maximum, and a mid-point. The mid-point is the rate we generally will pay a new hire who meets the required standards of education, skills, and experience. The maximum is the highest rate we will pay a fully qualified performing employee in that job. Salary above mid-point will be based upon exemplary performance.

4.
Compensation levels are driven by an employee’s level of impact on our organization. Not all positions are created equal. Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. We have established a job structure and job evaluation process that provides a formal hierarchy of grades and salary ranges.

All employees should be paid a wage in line with their position within an assigned range for that position. Salary range minimums are a guideline to pay for an entry point position for that wage range. Any incumbent with the requisite skills to perform the job at minimally acceptable standards should be paid at least this rate. The salary range midpoint is developed to represent the wage paid to an employee performing the expectations of their position.
Pay levels for positions are reviewed periodically.

5.
Our ability to pay drives our compensation program. Profitability is a key driver in determining compensation opportunity. The annual salary is the single largest investment Citizens makes each year. It is incumbent on our compensation professionals and senior management to ensure that our plans provide an appropriate return to Citizens and its shareholders, in addition to appropriately compensating successful performance.

Citizens utilizes three general forms of compensation: Base salary, short-term incentive compensation, and long-term incentive compensation. We deliver compensation at various levels of the organization in different ways. In our most senior positions (including for each of our named executive officers), we have a combination of base salary and short-term and long- term incentives to help us attract and retain talented leaders to ensure continued growth and continuity. In positions where there is a clear ability to impact performance by providing short-term incentives linked to specific goals, we have created incentive plans that we believe are market competitive and in line with our ability to pay. Short-and long-term incentives are tied directly to individual performance and/or business results. Awards are paid only when business performance is strong. At the lowest levels of the organization we rely on base salary and short-term incentives. This array of compensation plans permits greater control over managing our fixed costs, while providing competitive and meaningful rewards. Base salaries are fixed, primarily, based on what we believe are market rates. Based primarily on performance against stated goals, short-and long-term incentive pay gives us the opportunity to reward for performance in a specific year, or over a period of years, without the recurring (and compounding) expense of a base salary adjustment. Each of our compensation components is described in greater detail below.
Summary
Our compensation philosophy guides our pay and benefits practices at Citizens and is adjusted based on the business environment. Our programs are based on Citizens’ ability to pay. Citizens’ goals are to invest sufficient compensation to attract, retain, and motivate our workforce to achieve our short- and long-term business goals.
Base salary
We pay base salaries to attract and retain talented employees. Base salary increases are driven primarily by demonstrated value to our organization and are reviewed annually and adjusted from time to time, based on a review of market data and an assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee.
Short-term incentive (STI) plan
We have two main styles of short-term incentive compensation: loan and deposit volume and sales performance compensation as well as annual incentive compensation which is related to Bank performance. Citizens attempts to balance the security provided by base salary with the “at-risk” feature of sales performance compensation and annual incentive compensation in its efforts to attract and retain top quality employees and provide proper incentive to enhance the value of Citizen’s common stock for its shareholders. Sales performance compensation generally include a formula based on profits or revenues within a given line of business for new business achieved and any earned short-term incentive compensation is generally paid in the form of a cash bonus. Annual incentive compensation generally consists of annual cash bonuses tied to achievement of Citizens and/or individual performance goals.
Long-term incentive (LTI) plans
Citizens’ long-term incentive plans reward key contributors who have demonstrated long-term positive impact to our success. These plans are designed to provide the opportunity for significant wealth accumulation for key contributors at the senior management level based on the performance of Citizens, and to enhance retention of these key executives. We have three forms of long-term incentives: stock option, deferred compensation, and restricted stock programs. All are designed to reward key significant contributors.
Not all positions are eligible for participation in our long-term incentive plans. Senior officers become eligible at the discretion of the Compensation Committee of our Board of Directors based on demonstrated long-term value to Citizens. Each of our named executive officers is eligible to participate in all three components of our long-term incentive plans.
Our Compensation Committee is independent and involved.

•	The Committee is comprised of fully independent Directors of the Corporation (based upon the standards and rules of the Nasdaq Stock Market).

•	The Committee decides all compensation matters for our named executive officers.
In addition, our Chief Executive Officer works with our Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our other officers and key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2016 and the first part of fiscal 2017 included our Chief Executive Officer and Chief Financial Officer. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer without our Chief Executive Officer or any other member of our management present.
“At Risk” Compensation is Maintained within Appropriate Levels.

•
Although profitability is a key driver for compensation opportunities, we do not reward, and in fact discourage, the taking of excessive or inordinate risk. Our Compensation Philosophy is “risk-reflective,” meaning we create our pay structure and programs to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing.

•	Employees eligible for incentives or sales performance pay for new business are not permitted to make credit, investment, or consumer pricing decisions independently.

•	We have no “highly-leveraged” or entirely uncapped incentive plans. Where there are elements of an incentive plan that are uncapped, the performance drivers of these elements are not risk based.

•
Incentive compensation plans for certain positions which contain significant risk to Citizens (e.g., our CEO and CFO positions) include corporate, division and individual components, and awards are determined or reviewed by the Compensation Committee prior to any payment.

•	Plan sponsors, those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor.
The Compensation Committee’s charter requires that Citizens provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems it appropriate to engage. During fiscal 2015, the Compensation Committee engaged Wipfli, LLP to assist with reviewing our compensation practices and levels relating to Director, Executive Officer and Senior Management compensation. As part of this engagement, Wipfli, LLP prepared a comparative compensation report of a group of organizations or peer group companies within the banking industry. Their report and analysis was based upon an analysis of public filings by peer companies and a review of information taken from published industry compensation surveys, including the American Bankers Association Compensation and Benefits Survey, the Wisconsin Banking Industry Compensation & Benefits Survey, Wipfli’s Executive Officers & Directors Compensation & Benefits Survey for Community Banks, Crowe Horwath Financial Institutions Compensation and Benefit Midwest Survey Report, SNL Financial Executive Compensation Review for Banks and Thrifts, the Independent Bank Compensation Survey and Economic Research Institute. The Compensation Committee and Board considered the recommendations from the outside consultant when reviewing and determining base salaries, cash and equity incentive plans of our executive officers.
In fiscal 2015, the Compensation Committee engaged Wipfli, LLP to compile a survey of board of director compensation data from a peer group of companies. Wipfli, LLP compiled board of director pay practice data from the same industry peer companies as were included in the report prepared in 2015 on executive officer compensation which was described above. The data compiled by the survey included an analysis of retainer fees for board and committee service, meeting fees, chairperson fees and incentive compensation. Our Board of Directors and our Compensation Committee discussed the results of this survey at meetings held in fiscal 2015 and subsequently formally approved changes relating to the compensation of our directors that applied during fiscal 2016. Those changes consisted of increasing the Committee Chairman fee to $1,000 per meeting and adding a member attendance fee of $500 per meeting.
During the first fiscal quarter of 2017, the Compensation Committee engaged Wipfli, LLP to assist with reviewing our compensation practices and levels relating to executive officers and senior management compensation. The following table summarizes the fees we were billed for Compensation and Non-Compensation related services rendered by Wipfli, LLP, during fiscal 2016. The decision to engage Wipfli as our compensation consultant for fiscal 2017 was made and recommended by the Compensation Committee.

Service Type	Fiscal Year ended September 30, 2016
Compensation related fees	$—
Non-compensation related fees (1)	88,644
Total fees billed	$88,644
(1) Includes administration fees related to our 401(k) plan, payroll processing support fees and fees related to compliance consulting and internal audit.
Not withstanding the payment of the fees noted above, our Board evaluated this potential conflict of interest and determined to engage Wipfli because of its expertise and familiarity with the regional banking industry.
At the Corporation’s 2014 Annual Meeting of Shareholders, pursuant to a non-binding, advisory vote, shareholders approved the compensation of the Corporation’s named executive officers as disclosed in the proxy statement for the meeting by a vote of 1,545,705 shares in favor to 423,897 against. The Compensation Committee has considered the results of this advisory shareholder vote and believes that it shows support by the Corporation’s shareholders for the Corporation’s compensation philosophy and the executive compensation programs that implement the Corporation’s compensation philosophy. The Corporation has not significantly changed its executive compensation program following the shareholder advisory vote. At the Corporation’s 2011 Annual Meeting of Shareholders, a plurality of shareholders voted that shareholder advisory (non-binding) votes on executive compensation should occur every three years to hold. Subsequent to the annual meeting, our Board determined that shareholder advisory (non-binding) votes on executive compensation shall occur every three years. The Board will determine and announce the frequency of future shareholder advisory (non-binding) votes on executive compensation following the Corporation's 2017 Annual Meeting of Shareholders after considering the results of the shareholder advisory vote with respect to Proposal 4, which addresses the frequency of future advisory votes regarding executive compensation.

EXECUTIVE OFFICERS
The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers. The information presented includes information each executive officer has given the Corporation about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Stephen M. Bianchi	53	President and Chief Executive Officer of the Corporation and President and a director of Citizens Community Federal N.A., the Corporation’s wholly owned subsidiary (the “Bank”), since June 2016.
Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has over 30 years of banking experience.

Name	Age	Current Position	Other Positions
Mark C. Oldenberg, CPA	46
Chief Financial Officer, Executive Vice President and Principal Accounting Officer of the Corporation and the Bank since March 26, 2015. Chief Financial Officer and Principal Accounting Officer of the Corporation and the Bank since September 29, 2011.

Mr. Oldenberg served as the Chief Financial Officer and Chief Risk Officer of Security Financial Bank of Durand, Wisconsin from March 2008 to September 2011. Prior to joining Security Financial Bank, Mr. Oldenberg served as the Chief Financial Officer of Fidelity National Bank in Medford, Wisconsin from December 2002 through March 2008. Mr. Oldenberg also served as Vice President and Controller of Heritage Bank in Spencer, Wisconsin from May 1999 through December 2002.

SECURITY OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of January 11, 2017 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.
The following table is based on information supplied to us by the directors, officers and shareholders described above or in information otherwise publicly available in filings with the Commission. We have determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of January 11, 2017 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 5,261,170 shares outstanding as of January 11, 2017.
Unless otherwise indicated, the address for each person listed below is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.
.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Principal Shareholders:
Martin S. Friedman (1)	445,907	8.48%
Phil Lifschitz (2)	400,599	7.61%
Tontine Financial Partners, L.P. (3)	312,693	5.94%

Directors and Executive Officers:
Richard McHugh (4)	208,460	3.95%
Michael L Swenson (5)	2,000	*
Brian R Schilling (6)	14,991	*
David B Westrate (7)	125,028	2.37%
Timothy A Nettesheim (8)	27,400	*
James R Lang (9)	34,467	*
Stephen M. Bianchi (10)	21,091	*
Mark C Oldenberg (11)	30,370	*
Edward H. Schaefer (12)	30,000	*
All directors (including nominees) and executive officers as a group (8 persons)	463,807	8.73%
* Denotes less than 1%
(1) FJ Capital Management, LLC, on behalf of its clients and principals, including Martin S. Friedman, FJ Capital Long/Short Equity Fund LLC and Andrew Jose (collectively, “Friedman”) filed a Schedule 13G/A with the Commission on February 17, 2015 reporting that as of December 31, 2014, Friedman was collectively the beneficial owner of 445,907 shares of our Common Stock, with shared voting and investment power over all such shares of Common Stock. Friedman’s business address is FJ Capital Management, LLC, 1313 Dolley Madison Blvd, Ste 306, McLean, VA 22101.
(2) Phil Lifschitz, a private investor, (“Lifschitz”), filed a Schedule 13D/A with the Commission on April 23, 2013, reporting that as of April 22, 2013, Lifschitz was the beneficial owner of 400,599 shares of our Common Stock, with sole voting and investment power over all such shares of Common Stock. Lifschitz’s business address is Phil Lifschitz, Residence 7 Tulane Dr., Livingston, NJ 07039.
(3) Tontine Financial Partners, L.P., on behalf of its clients and principals, including Tontine Management, L.L.C. and Jeffrey L. Gendell (collectively, "TFP"), filed a Schedule 13G/A with the Commission on February 8, 2016, reporting that as of December 31, 2015, TFP was collectively the beneficial owner of 312,693 shares of our Common Stock, with shared voting and investment power over all such shares of Common Stock. TFP’s business address is Tontine Financial Partners, L.P., 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.
(4) Consists of 34,596 shares of our Common Stock held by Mr. McHugh’s spouse, of which 321 shares are held by his spouse as custodian for her grandchildren (Mr. McHugh disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein), 159,624 shares of our Common Stock owned directly by Mr. McHugh and 14,240 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 11, 2017.
(5) Consists of 2,000 shares of our Common Stock owned directly by Mr. Swenson.
(6) Consists of 751 shares of our Common Stock owned directly by Mr. Schilling and 14,240 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 11, 2017.
(7) Consists of 93,769 shares of our Common Stock owned directly by Mr. Westrate, 12,740 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 11, 2017, 6,100 shares of our Common Stock held by Oakdale LLC (“Oakdale”), 9,553 shares of our Common Stock held by Scanton Street, LLP (“Scanton”) and 2,866 shares of our Common Stock held by Northshore Partnership Ltd. (“Northshore”). Under the rules of the Commission, Mr. Westrate may be deemed to have voting and dispositive power as to the shares held by each of Oakdale, Scanton and Northshore since Mr. Westrate is an officer, director and equity owner of each of such entities.
(8) Consists of 2,400 shares of our Common Stock owned directly by Mr. Nettesheim and 25,000 shares held in his self-directed IRA.

(9) Consists of 27,987 shares of our Common Stock owned directly by Mr. Lang in his self-directed IRA, 2,500 shares held by the Leah Delaney Karge Trust, pursuant to which Mr. Lang serves as trustee and has investment discretion, and 3,980 shares held by the James & Patricia Lang Grandchildren Education Trust UAD 01/01/2002, pursuant to which Mr. Lang serves as investment manager and has investment discretion over such shares. Mr. Lang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10) Consists of 11,591 shares of our Common Stock owned directly by Mr. Bianchi and 9,500 shares held in his self-directed IRA.
(11) Consists of 20,078 shares of our Common Stock owned directly by Mr. Oldenberg and 10,292 shares of our Common Stock subject to stock options, which are currently exercisable or are exercisable within 60 days of January 11, 2017.
(12) Consists of 30,000 shares of our Common Stock owned directly by Mr. Schaefer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to section 16(a).
Based solely upon a review of copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended September 30, 2016 and through the date of this proxy statement all reports required by Section 16(a) to be filed by our directors, executive officers and 10% shareholders were filed with the Commission on a timely basis except that on September 14, 2016, a Form 4 reporting sales by David Westrate was filed two business days after the applicable deadline and on August 2, 2016, a Form reporting sales by Edward Schaefer to pay the exercise price and tax liability associated with option exercises was filed three business days after the applicable deadline.
EXECUTIVE COMPENSATION
The table below provides information for our last two fiscal years regarding compensation paid by the Corporation to the persons who served as our Principal Executive Officer and Principal Accounting Officer in fiscal 2016, who collectively are referred to herein as our named executive officers.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Option Awards (3)	Stock Awards (4)	All Other Compensation (5)	Total
Stephen M. Bianchi	2016	$76,154	$—	$27,400	$100,001	$1,800	$205,355
CEO and Principal Executive Officer	2015	$—	$—	$—	$—	$—	$—
Edward H. Schaefer	2016	$241,661	$57,746	$—	$—	$35,975	$335,382
Former CEO and Principal Executive Officer	2015	$272,000	$43,202	$34,200	$92,000	$10,400	$451,802
Mark C. Oldenberg	2016	$181,731	$37,152	$5,050	$—	$9,955	$233,888
CFO and Principal Accounting Officer	2015	$161,539	$23,825	$25,650	$69,000	$7,414	$287,428
Explanatory Notes for Summary Compensation Table:

1.
The number reported for Mr. Bianchi reflects his salary payments made from the time of his appointment as our President and Chief Executive Officer on June 24, 2016 through the fiscal year ended on September 30, 2016. Mr. Bianchi’s employment agreement provides for an annual base salary of $300,000.

2.
These amounts represent discretionary cash bonuses awarded by our Compensation Committee to each listed officer in connection with our financial performance and each officer's achievement of certain pre-determined individual performance goals with respect to fiscal 2016 and 2015, regardless of when such bonus was paid.

3.
These amounts reflect the grant date fair value of option awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R). We calculate the grant date fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing option awards are included under the caption “Note 14 - Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal 2016 Annual Report on Form 10-K which was filed with the Commission on December 29, 2016 and such information is incorporated herein by reference.

4.
These amounts reflect the grant date fair value of restricted stock awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R), excluding estimated forfeitures. The assumptions made in valuing stock awards are included under the caption “Note 14 - Stock- Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal 2016 Annual Report on Form 10-K which was filed with the Commission on December 29, 2016 and such information is incorporated herein by reference. Information with respect to the awards granted in the fiscal year is set forth below under "Outstanding Equity Awards at Fiscal Year End" and "Stock Awards".

5.	The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, automobile allowance, HSA contribution and severance.

Name and Principal Position	Fiscal Year	401(k) Match	Auto	HSA Contribution	Severance	Total “All Other Compensation”
Stephen M. Bianchi	2016	$—	$1,800	$—	$—	$1,800
CEO and Principal Executive Officer	2015	$—	$—	$—	$—	$—
Edward H. Schaefer	2016	$9,850	$—	$1,125	$25,000	$35,975
Former CEO and Principal Executive Officer	2015	$10,400	$—	$—	$—	$10,400
Mark C. Oldenberg	2016	$9,542	$—	$413	$—	$9,955
CFO and Principal Accounting Officer	2015	$7,414	$—	$—	$—	$7,414
Stock and Option Awards
On January 24, 2016, our Compensation Committee issued 5,000 options to Mr. Oldenberg. The options have an exercise price of $9.21 per share, vest pro rata over a five year period: 20% of the shares vest on January 24 of each successive year, and expire on January 24, 2026.
On June 24, 2016, in connection with Mr. Bianchi’s appointment as our CEO and President, the Compensation Committee issued him 9,091 shares of restricted stock and 20,000 options with an exercise price of $11.00 per share which expire on June 24, 2026. The restricted stock and options each vest pro rata over a five year period: 20% of the shares vest on June 24 of each successive year.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on outstanding option and restricted stock awards held by the named executive officers at September 30, 2016, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at fiscal year end that have not yet vested.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Mark C. Oldenberg (2)	1,000	1,000	5.65	7/2/2022	500	$5,590
Mark C. Oldenberg (3)	—	586	6.12	1/24/2023	2,068	$23,120
Mark C. Oldenberg (4)	—	6,000	8.00	1/24/2024	3,000	$33,540
Mark C. Oldenberg (5)	3,000	12,000	9.20	3/3/2025	6,000	$67,080
Mark C. Oldenberg (6)	—	5,000	9.20	1/24/2026	—	$—
Stephen M. Bianchi (7)	—	20,000	11.00	6/24/2026	9,091	$101,637
(1) Market value equals the closing market price of our Common Stock on September 30, 2016, which was $11.18, multiplied by the number of shares of restricted stock that have not vested as of such date.
(2) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of July 2, 2013, July 2, 2014, July 2, 2015, July 2, 2016 and July 2, 2017.
(3) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2014, January 24, 2015, January 24, 2016, January 24, 2017 and January 24, 2018.
(4) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of January 24, 2015, January 24, 2016, January 24, 2017, January 24, 2018 and January 24, 2019.
(5) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of January 24, 2016, January 24, 2017, January 24, 2018, January 24, 2019 and January 24, 2020.
(6) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of January 24, 2017, January 24, 2018, January 24, 2019, January 24, 2020 and January 24, 2021.
(7) The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2017, June 24, 2018, June 24, 2019, June 24, 2020 and June 24, 2021.
Employment Agreements
Effective June 24, 2016, we entered into an Executive Employment Agreement with Mr. Bianchi for an initial two-year term, with automatic one-year renewal periods, which provides for the following compensation terms for Mr. Bianchi. Pursuant to the employment agreement, Mr. Bianchi will receive a base salary of $300,000 per year. Following the initial two-year term, Mr. Bianchi’s base salary may be increased based on Mr. Bianchi’s performance and contribution to the Corporation, as determined by the Board of Directors. Mr. Bianchi is also eligible for an annual performance bonus, to be determined by the Board of Directors, which shall be based on such financial or other factors, goals and objectives as the Board and Mr. Bianchi mutually establish on an annual basis. The target annual bonus is 25% of Mr. Bianchi’s base salary, with Mr. Bianchi being eligible to earn between 0% and 200% of the target performance bonus. Mr. Bianchi also received restricted stock awards worth $100,001 along with 20,000 stock options in the Corporation. Mr. Bianchi will be eligible to receive subsequent grants of shares and options following his first anniversary of employment during the first fiscal quarter of each fiscal year. Mr. Bianchi is also eligible to participate in the Corporation’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Corporation.
In addition, Mr. Bianchi’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Bianchi’s employment under specific circumstances. If, during the term of Mr. Bianchi’s employment, his employment is terminated by the Corporation other than “for cause”, death or disability or by Mr. Bianchi for “good reason” (each as defined in the employment agreement), he would be entitled to his salary earned but unpaid as of his termination date and all vested benefits to which he is entitled under any benefit plans set forth in the Employment Agreement (the “accrued obligations”). Furthermore, Mr. Bianchi would be entitled to (1) a pro-rated performance bonus for the year in which the termination occurs; (2) a payment equal to 200% of (a) Mr. Bianchi’s annual salary at the time of termination, (b) the pro-rated performance bonus for the year in which the termination occurs, and (c) the fair market value of any stock awards issued pursuant to the employment agreement as of the grant date of such stocks, exclusive of the initial grant of restricted stock pursuant to the terms of the employment agreement. In addition, Mr. Bianchi would be entitled to the continuation in coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Corporation for 18 months following the termination of his employment with the Corporation. If Mr. Bianchi’s employment is terminated by the Corporation for “cause” or by Mr. Bianchi without “good reason,” Mr.

Bianchi would be entitled to the accrued obligations, and if the employment is terminated by reason of disability or death, Mr. Bianchi would be entitled to the accrued obligations and a pro-rated performance bonus for the year in which the termination occurs.
On October 4, 2016, we entered into an Employment Agreement effective January 1, 2017 with Mark C. Oldenberg for an 18-month term, ending on June 30, 2018. Pursuant to the employment agreement, Mr. Oldenberg will receive a base salary of $175,000 per year. In addition, Mr. Oldenberg may receive a cash bonus and may receive grants of performance-based restricted stock and options as determined by the board of directors of the Bank. Mr. Oldenberg is also entitled to participate in the Bank’s insurance, health, retirement, and other benefit plans.
As more specifically described and set forth in the employment agreement, the employment agreement contains certain rights of Mr. Oldenberg and the Bank to terminate Mr. Oldenberg’s employment, including a termination by the Bank for “cause” as defined in the employment agreement. The employment agreement specifies certain compensation and benefits following termination of employment, including (1) Mr. Oldenberg’s salary for one (1) year following termination (the “Severance Period”) without cause; and, (2) at the Bank’s election, either (a) cash in an amount equal to the cost to Mr. Oldenberg of obtaining all health, life, disability and other fringe benefits (which may include bonuses at the discretion of the board of directors of the Bank) that Mr. Oldenberg would have been eligible to participate during the Severance Period based upon the benefit levels substantially equal to those that the Bank provided for Mr. Oldenberg at the date of the termination of employment, or (b) continued participation under such Bank benefit plans during the Severance Period, but only to the extent Mr. Oldenberg continues to qualify for participation in those benefit plans.
Effective March 3, 2015, the Bank entered into a first amendment to an employment agreement with Edward H. Schaefer our former President and Chief Executive Officer (CEO), which extended the term of the original agreement through December 31, 2016. Pursuant to the original agreement, Mr. Schaefer was entitled to an annual base salary of $272,000 that was to be reviewed annually by the Board and Mr. Schaefer was eligible to participate in our bonus, stock incentive and other benefit plans. Mr. Schaefer agreed to nondisclosure and non-competition covenants that take effect following termination and continue for 18 months thereafter. On May 17, 2016, Mr. Schaefer resigned his positions as President and Chief Executive Officer. Pursuant to a General Release Agreement between the Corporation and Mr. Schaefer, the Corporation paid Mr. Schaefer severance of $25,000, and Mr. Schaefer released the Corporation from all claims, and became subject to confidentiality, cooperation and nondisparagement provisions.
Post-Employment Compensation
401(k) Plan Benefits
Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other employees. Our 401(k) plan is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and completed 90 days of continuous employment, are eligible to participate in the 401(k) plan.
Participants are permitted to make salary reduction contributions to the 401(k) plan of up to 100% of their salary, up to a maximum of $18,000 ($24,000 for employees over 50 years of age) for each of calendar years 2017 and 2016, respectively. We match each contribution in an amount equal to 100% of the participant’s 401(k) deferrals for the year up to 4% of their salary, provided the participant must contribute a minimum of 4% of his or her salary as a condition to receiving the matching contribution. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested.
Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.

Other Stock Benefit Plans
At the discretion of our Compensation Committee, our executive officers are eligible to participate in our equity incentive plans, including the Citizens Community Bancorp, Inc.’s 2004 Stock Option and Incentive Plan, the 2004 Recognition and Retention Plan and the 2008 Equity Incentive Plan. Eligible awards under these plans include, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units. Eligible participants under these plans include our directors, officers and other employees of Citizens Community Bancorp, Inc. or Citizens Community Federal N.A. Upon the death or disability of the participant or upon a change of control of Citizens Community Bancorp, Inc., these awards become 100% exercisable or vested.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the fiscal year ending September 30, 2017. Unless otherwise directed, proxies will be voted FOR the ratification of such appointment.
Although this appointment is not required to be submitted to a vote of our shareholders, our Board of Directors believes it appropriate as a matter of policy to request that our shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to the Corporation’s shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such a change would be in the Corporation’s best interests.
It is not expected that a representative of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting.
Citizens Management will be available to respond to relevant questions regarding the appointment of our auditor.
If a quorum exists, the approval of the ratification of Baker Tilly Virchow Krause, LLP requires the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
            The Board of Directors recommends a vote FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens' independent registered public accounting firm for the fiscal year ending September 30, 2017.
PROPOSAL 3:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to Citizens’ continued success. The Compensation Committee periodically reviews all elements of our executive compensation program and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.
Shareholders are encouraged to carefully review the “Directors Meetings and Committees - Compensation Committee” and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our shareholders. This includes equity awards, with long-term vesting requirements based on the executive officers achieving company goals and objectives.
We believe shareholders should consider the following in determining whether to approve this proposal:

•	Each member of Citizens’ Compensation Committee is independent under the applicable standards of the NASDAQ Stock Market;

•	The Compensation Committee continually monitors our performance and adjusts compensation practices accordingly;

•	The Compensation Committee regularly assesses our individual and total compensation programs against peer companies, the general marketplace and other industry data points;

•	We have maintained base salaries for our named executive officers at modest levels, and in recent years have limited increases in the base salaries paid to our named executive officers; and

•	We no longer offer supplemental retirement benefits to any of our named executive officers.
For the reasons discussed above, the Board recommends that the shareholders vote in favor of the following resolution:
“Resolved, that the shareholders of Citizens Community Bancorp, Inc. approve the compensation of Citizens’ named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
          Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

          The approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
            The Board of Directors recommends a vote “FOR” the non-binding advisory resolution approving our executive compensation.
PROPOSAL 4:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION
          This is the third year that we are submitting a proposal for “Say on Pay” to our shareholders pursuant to Proposal 3 as required by the Dodd-Frank Act and Commission rules and regulations. The Dodd-Frank Act also requires that we submit to a vote of our shareholders once every six years a non-binding advisory proposal on the frequency of future “Say on Pay” votes. Shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1, 2 or 3 years.
          The enclosed proxy allows shareholders to vote for 1, 2 or 3 years for the non-binding advisory proposal for the frequency of future “Say on Pay” votes, or to abstain. The last time shareholders voted on the frequency of future advisory votes on executive compensation, at our 2011 annual meeting of shareholders, the option of every “3 years” received the most votes from shareholders, and this frequency was subsequently adopted by the Corporation. The Board of Directors recommends that shareholders vote for every “3 years” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation because:

•	of the relatively small size and limited resources of our financial institution;

•
it is more closely aligned with the goal of our compensation programs to support long-term term value creation and to incentivize and reward performance over a multi-year period and having triennial votes will allow shareholders to better judge our programs in relation to our long-term performance; and

•	triennial votes will offer Citizens the time to fully consider the results of “Say on Pay” votes and implement necessary changes.
Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future “Say on Pay” votes.

Vote Required for Approval
          Shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1, 2 or 3 years, or may abstain. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the shareholders. This means that whichever of 1, 2 or 3 years receives the most votes will be approved. Abstentions and broker non-votes will not count toward the determination of whichever of 1, 2 or 3 years is approved.
Board of Directors Recommendation
            The Board of Directors recommends a vote “FOR” approval of every “3 years” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation. Although the Board of Directors recommends that you vote for every “3 years,” the enclosed proxy allows you to vote for 1, 2 or 3 years, or to abstain. You are not voting simply to approve or disapprove the Board of Directors’ recommendation.
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K
We are required to file an annual report, called a Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended September 30, 2016 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

SHAREHOLDER PROPOSALS
Any shareholder who desires to submit a proposal for inclusion in our 2017 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701. We must receive a proposal by September 27, 2017 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2017 Proxy Statement.
Shareholder proposals that are not intended to be included in the proxy materials for our 2017 annual meeting, but that are to be presented by the shareholder from the floor are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices after November 28, 2017 (120 days prior to the anniversary of this annual meeting of shareholders) and before December 28, 2017 (90 days prior to the anniversary of this annual meeting of shareholders), except with respect to director nominations. The notice must set forth the following: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the shareholder proposing such business, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned or of record by such shareholder and the underlying beneficial owner, if different; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Shareholder proposals related to director nominations under our Bylaws must be received at our principal offices not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Corporation, whichever shall first occur. The shareholder’s notice must comply with the same requirements for the notice described above for proposals other than in connection with director nominations, must be in writing and shall set forth: (a) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation, (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and such beneficial owner, if different; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in his, her or its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director of Citizens if elected.
If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2017 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS
Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.
BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Bianchi,
Chief Executive Officer
Eau Claire, Wisconsin
January 25, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CITIZENS COMMUNITY BANCORP, INC.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1-3, FOR "EVERY THREE YEARS" FOR PROPOSAL 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS COMMUNITY BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Election of Directors	FOR	WITHHELD	FOR ALL EXCEPT
(1) Richard McHugh (2) Michael Swenson	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
4. To approve a non-binding advisory proposal on the frequency of future votes on executive compensation	☐	☐	☐	☐

5. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 - 3 AND A VOTE OF "EVERY THREE YEARS" FOR PROPOSAL 4.

Mark here if you plan to attend the meeting. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_______________________________ Signature, if held jointly_______________________________ Date____________, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held March 28, 2017

The proxy statement and our 2016 Annual Report to Stockholders are available at http://www.cstproxy.com/ccf/2017

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2017 Annual Meeting and the 2016 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and Mark C. Oldenberg, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 28, 2017, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposal 1-3, and a vote of "EVERY THREE YEARS" for Proposal 4.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2-3, FOR "EVERY THREE YEARS " FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

401(k) PLAN VOTE AUTHORIZATION

CITIZENS COMMUNITY BANCORP, INC.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1-3, FOR "EVERY THREE YEARS" FOR PROPOSAL 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS COMMUNITY BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Election of Directors

	FOR	WITHHELD	FOR ALL EXCEPT
(1) Richard McHugh (2) Michael Swenson	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
4. To approve a non-binding advisory proposal on the frequency of future votes on executive compensation	☐	☐	☐	☐

5. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 - 3 AND A VOTE OF "EVERY THREE YEARS" FOR PROPOSAL 4.

Mark here if you plan to attend the meeting. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature__________________________________ Signature, if held jointly__________________________________ Date____________, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held March 28, 2017

The proxy statement and our 2016 Annual Report to Stockholders are available at http://www.cstproxy.com/ccf/2017

The undersigned acknowledges receipt fromCitizens Community Bancorp,Inc. prior to execution of this proxy of theNotice ofAnnual Meeting, the Proxy Statement for the 2017Annual Meeting and the 2016 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONFIDENTIAL - 401(K) PLAN VOTE AUTHORIZATION

CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and Mark C. Oldenberg, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, March 28, 2017, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposal 1-3, and a vote of "EVERY THREE YEARS" for Proposal 4.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE,THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2-3, FOR "EVERY THREE YEARS " FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)